                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Exabyte Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

   [LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 10, 1999

To the Stockholders:

The 1999 Annual Meeting of Stockholders will be held at the following time and place:

      TIME:  Monday, May 10, 1999
             9:00 a.m. Mountain Standard Time

     PLACE:  Exabyte Corporate Headquarters
             1685 38(th) Street
             Boulder, Colorado 80301

   PURPOSE:  1. To elect two directors;

             2. To ratify the Board's selection of PricewaterhouseCoopers LLP as
                Exabyte's independent accountants for fiscal 1999; and

             3. To conduct any other business that has been properly brought before the meeting.

The accompanying Proxy Statement describes these items in greater detail.

You are entitled to notice of this Annual Meeting and may vote at this Annual Meeting only if you were a stockholder of record at the close of business on March 11, 1999. Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. This year you may vote over the Internet, as well as by telephone or by mailing a traditional proxy card. Please review the instructions on the enclosed proxy card and in the Proxy Statement regarding each of these voting options.

                                                  By order of the Board of
                                                  Directors

                                                 [SIGNATURE OF STEPHEN F. SMITH]

                                                  Stephen F. Smith
                                                  CORPORATE SECRETARY

Boulder, Colorado
March 24, 1999

YOU MAY SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR MAIL. YOU MAY ALSO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. SUBMITTING YOUR PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING YOUR SHARES IN PERSON. IF YOUR SHARES ARE HELD BY A BANK, BROKER, OR OTHER INTERMEDIARY, AND YOU WISH TO VOTE IN PERSON, YOU MUST BRING A PROXY ISSUED IN YOUR NAME OR A LETTER FROM THE BANK OR BROKER CONFIRMING YOUR BENEFICIAL OWNERSHIP.

                              EXABYTE CORPORATION
                                 -------------

                                PROXY STATEMENT
                                 -------------

GENERAL

    Exabyte Corporation's Board of Directors is soliciting the enclosed proxy to use at the Annual Meeting of Stockholders, including any adjourned or postponed meeting, for the purposes stated in this Proxy Statement and the accompanying Notice of Annual Meeting. The Annual Meeting will be held on May 10, 1999 at 9:00 a.m. at Exabyte's corporate headquarters, 1685 38(th) Street, Boulder, Colorado 80301.

    We intend to mail this Proxy Statement and the enclosed proxy card on or about March 24, 1999 to all stockholders of record as of March 11, 1999.

SOLICITATION

    Exabyte will pay all costs of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional information furnished to the stockholders. In addition to solicitation by mail, proxies may be solicited by telephone, facsimile, telegram, in person or otherwise, by Exabyte directors, officers or employees without additional compensation. Exabyte may reimburse banks, brokerage houses, fiduciaries, custodians and other intermediaries for their costs of forwarding the proxy materials to beneficial owners.

RECORD DATE, VOTING RIGHTS AND SHARES OUTSTANDING

    As of the close of business on March 11, 1999, the Record Date, 22,646,183 shares of common stock were outstanding and entitled to vote. You are entitled to one vote for each share you hold as of the Record Date. If your shares are registered directly in your name with Exabyte's transfer agent, EquiServe L.P., you are considered, with respect to those shares, a stockholder of record. If your shares are held for you in a stock brokerage account or by a bank or other nominee, you are considered a beneficial owner with respect to those shares.

    Whether you are a stockholder of record or a beneficial owner, you may direct your vote by granting a proxy (or, for beneficial owners, by submitting voting instructions to your broker, bank or nominee who will grant a proxy in accordance with your instructions). You can grant your proxy by mailing in your completed, signed and dated proxy card. In addition, record holders and, in many instances, beneficial owners, will be able to grant their proxies over the Internet or by telephone, as permitted by Delaware law. If you are a beneficial owner, to direct your vote you should follow the instructions provided on the voting instruction card as provided by your broker, bank or nominee.

    If you are a stockholder of record, to grant your proxy by Internet, you will need access to the Internet and the World Wide Web. Go to the website http://www.eproxyvote.com/exbt. Enter your 14-digit Control Number (found on your proxy card) where indicated and follow the instructions provided on the website.

    Record holders may also grant their proxies by telephone by calling the toll-free number 1-877-PRX-VOTE (1-877-779-8683) or by calling collect on a touch-tone phone (1-201-536-8073). Enter your 14-digit Control Number (found on your proxy card) when prompted and follow the recorded instructions.

    To vote by mail, indicate your voting preference(s) on the enclosed proxy card, sign and date the card, and return it in the enclosed envelope, which is postage-prepaid if mailed in the United States. For each voting method, if you provide specific voting instructions, the proxy holders (as indicated on the enclosed proxy card) will vote your shares as you instruct. If you do not provide any specific voting instructions, the proxy holders will vote your shares "FOR" all of the nominees for directors named in Proposal 1 and "FOR" Proposal 2.

    A quorum is necessary to hold a valid meeting. A quorum is reached when the holders of at least a majority of the outstanding shares of common stock are present in person or represented by proxy at the Annual Meeting. If you indicate "ABSTAIN" on any proposal when granting your proxy, your shares will still count towards a quorum, but your vote on that proposal will have the same effect as a vote "AGAINST" the proposal. Broker non-votes will also be counted towards a quorum, but otherwise will have no effect on the outcome of the proposal. (Broker non-votes occur when brokers do not vote on some matters because they have not been authorized to vote by the beneficial owners of the shares and do not have discretionary authority to vote on those matters.)

REVOCABILITY OF PROXIES

    You may revoke your proxy at any time before it is voted at the Annual Meeting by:

    -  filing a written notice of revocation with the Corporate Secretary;

    - filing another executed proxy, which bears a later date, with the Corporate Secretary; or

    - attending the Annual Meeting and voting in person. Please note that simply attending the Annual Meeting will NOT revoke your proxy.

STOCKHOLDER PROPOSALS

    We know of no additional business to be presented for vote at the Annual Meeting that is not already included in this Proxy Statement. However, if additional business is properly presented for a vote at the Annual Meeting, the proxy holders intend to vote on that business in accordance with their best judgment.

    If you would like to present a proposal for possible inclusion in Exabyte's proxy statement for the 2000 Annual Meeting of Stockholders, we must receive it no later than November 25, 1999. Similarly, to present director nominations or stockholder proposals at the meeting, you must provide us with advance written notice as indicated in our By-laws by November 25, 1999. A copy of our By-laws is available from the Corporate Secretary upon request.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

GENERAL

    There are currently seven directors on the Board. The Board is divided into three classes. One class is elected at each annual meeting of stockholders for a three-year term. Any vacancies on the Board (including a vacancy created by an increase in the size of the Board) can be filled by either a majority vote of the stockholders or a majority vote of the remaining directors. Any director elected to fill a vacancy serves for the remainder of the term of the class in which he was elected.

    Directors are elected at the Annual Meeting by the holders of a plurality of the shares present in person or represented by proxy and entitled to vote on the matter, which means that the two nominees for director who receive the most affirmative votes will be elected. The proxy holders will vote for the nominees listed below, unless you otherwise direct on your proxy card. If any of the nominees becomes unavailable for election, the proxy holders will vote for a substitute nominee selected by management, or the Board may reduce the number of directors to be elected at the meeting. The persons nominated for election have agreed to serve if elected. We have no reason to believe that they will not be able to serve.

    There are two directors in the class whose term expires in 1999. The nominees are currently directors of Exabyte who were previously elected by the stockholders. If elected, the nominees would serve until the 2002 Annual Meeting and until a successor is elected and qualified (or until the director's earlier death, resignation or removal).

BOARD COMMITTEES AND MEETINGS

    During fiscal 1998 (ended January 2, 1999), the Board held five regular meetings (including telephone board meetings). The Board has three standing committees: an Audit Committee, a Compensation Committee and a Stock Option Committee. Each director attended at least 75% of the Board meetings and committee meetings (of those committees on which he served) that were held during his term in fiscal 1998.

    The Audit Committee meets with Exabyte's independent auditors at least once a year to review the results of the annual audit and discuss the financial statements. The Audit Committee recommends to the Board the independent accountants to be retained and considers the auditors' comments on controls, adequacy of staff and management performance, and other audit and financial control procedures. The Audit Committee, which is currently composed of Messrs. Jones, Perry and Sorenson, met two times during fiscal 1998.

    The Compensation Committee determines officer and director compensation (including salaries, incentive compensation and stock options) as well as compensation levels for other employees when necessary, and performs other functions related to compensation that the Board assigns to it. The Compensation Committee, currently composed of Messrs. Johnson, Jones, Perry, Pardun, and Sorenson, met once during fiscal 1998.

    The Stock Option Committee has the authority to grant options to employees who are not officers or directors. The Stock Option Committee, currently composed of Messrs. Behrendt, Johnson, Jones, Marriner, Pardun, Perry and Sorenson, met four times during fiscal 1999.

    Biographical information for both nominees is provided below, followed by biographical information for each of the remaining directors.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM (EXPIRING AT THE 2002 ANNUAL MEETING
  OF STOCKHOLDERS)

RALPH Z. SORENSON

    Dr. Ralph Z. Sorenson, age 65, has served as a director of Exabyte since January 1993. Dr. Sorenson is currently a Professor Emeritus at the College of Business and Administration at the University of Colorado at Boulder. From July 1992 to June 1993, he was Dean of the College of Business and Administration. Dr. Sorenson served as Adjunct Professor of Management at the Harvard Business School from 1989 to 1992, teaching management policy and practice. From 1981 to 1989, Dr. Sorenson was Chairman, President and Chief Executive Officer of Barry Wright Corporation, a diversified industrial company engaged in the design and manufacture of industrial products for improving productivity and integrating filing systems for the office. Prior to 1981, he was President of Babson College in Wellesley, Massachusetts. Dr. Sorenson also serves as a director of Eaton Vance Corporation, Houghton Mifflin Company, Polaroid Corporation and Whole Foods Market Incorporated.

THOMAS E. PARDUN

    Mr. Thomas E. Pardun, age 55, has served as a director of Exabyte since April 1995. Mr. Pardun has been President of MediaOne International (previously U.S. West International, Asia-Pacific, a subsidiary of U.S. West, Inc.), an owner/operator of international properties in cable television, telephone services, and wireless communications companies, since it was spun off from U.S. West, Inc. in June of 1998. Prior, he served as President of U.S. West International, Asia-Pacific, from May 1996 to June 1998. From April 1993 until May 1996, Mr. Pardun was President and Chief Executive Officer of U.S. West Multimedia Communications, Inc., a cable television and multimedia company. Previously, Mr. Pardun was Vice President and General Manager of business and government services at U.S. West Communications from January 1990 to April 1993. He served as Vice President of marketing and planning for U.S. West Communications from June 1988 through December 1989. Mr. Pardun was President of U.S. Sprint's Central Group, Sprint's West Division, and Senior Vice President of business development for Sprint in Kansas City from August 1984 to May 1988. Prior to his association with Sprint, Mr. Pardun held a variety of management positions with IBM Corporation. Mr. Pardun also serves as a director of Western Digital Corporation and the Denver Center for the Performing Arts.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE NAMED ABOVE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

MARK W. PERRY

    Mr. Mark W. Perry, age 55, has served as a director of Exabyte since March 1994. Mr. Perry has served as a General Partner of New Enterprise Associates, a venture capital firm focusing on information technology, since June 1996. From May 1994 to December 1995, Mr. Perry served as President and Chief Executive Officer and then as Chairman of Viewstar Corporation, a provider of business process automation client/server software. Prior to joining Viewstar, Mr. Perry was employed by Silicon Graphics, Inc., a manufacturer of visual computing systems, serving as Vice Chairman from April 1992 until May 1994; Executive Vice President responsible for worldwide sales, marketing and service, business development and administration in 1991 and 1992; Executive Vice President responsible for the product divisions, including research and development, manufacturing, marketing and software applications, from 1988 through 1990; and Vice President of Finance and Administration and Chief Financial Officer from 1985 to 1987. Prior to his association with Silicon Graphics, Mr. Perry was Executive Vice President and Chief Operating Officer of Sonoma Vineyards, Windsor, California from 1982 to 1985 and a partner at Arthur Young & Company, San Francisco, California, from 1977 to

1982. Mr. Perry is a Certified Public Accountant. Mr. Perry is also a director of Cogit, Inc., Hyperion Solutions Corp., Siros, Inc., Silicon Spice, Inc., and Warp Speed Communications.

WILLIAM L. MARRINER

    Mr. William L. Marriner, age 46, joined Exabyte in March 1987 as Vice President of finance and administration and Chief Financial Officer. He was subsequently promoted to Senior Vice President in July 1991 and Executive Vice President in December 1994 and continued to serve as Chief Financial Officer until December 1997. Mr. Marriner was elected acting President and Chief Executive Officer in January 1997, President, Chief Executive Officer and director in July 1997 and Chairman of the Board in January 1998. Prior to joining the Company, Mr. Marriner held various positions at Storage Technology Corporation from 1978 to 1987, including Vice President of Pacific and Latin American operations, manager of business planning and administration for international operations and Assistant to the President.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

PETER D. BEHRENDT

    Mr. Peter D. Behrendt, age 60, joined Exabyte in July 1987 as President, Chief Operating Officer and director. Mr. Behrendt was the Company's Chairman of the Board from January 1992 until January 1998. He served as President until January 1997, Chief Operating Officer until December 1994 and Chief Executive Officer from July 1990 until January 1997. Prior to joining the Company, Mr. Behrendt held various executive positions during 26 years with IBM, including Director of quality and product assurance for the information systems and communications group and Product Manager of the electronic typewriter business. Mr. Behrendt was also responsible for product and business planning for IBM's tape and disk offerings. Mr. Behrendt currently serves as a director of Western Digital Corporation and Infocus Systems Corporation, as well as several private companies.

A. LAURENCE JONES

    Mr. A. Laurence Jones, age 46, has served as a director of Exabyte since May 1998. Mr. Jones is currently President of Messagemedia, Inc., a provider of advanced messaging systems for Internet commerce, and has served as such since March, 1999. Previously, Mr. Jones was an Operating Affiliate of McCown DeLeeuw and Co., a private equity firm, from January 1998 to February 1999. Mr. Jones served as President and Chief Executive Officer of Neodata Service, Inc., a direct marketing company, from 1993 to 1998. Mr. Jones also served as President and Chief Executive Officer of GovPX, Inc. from 1991 to 1993 and Senior Vice President and Corporate Officer of Automatic Data Processing from 1987 to 1991. Prior to 1987, Mr. Jones spent 10 years at Wang Laboratories, where he held various technical and managerial positions, including that of Chief Executive Officer of a financial information services division. Mr. Jones also serves as a director of CCI/Triad, a private computer services company.

STEPHEN C. JOHNSON

    Mr. Stephen C. Johnson, age 56, has served as a director of Exabyte since May 1998. Mr. Johnson was a founder and has served since September 1983 as President and Chief Executive Officer of Komag, Incorporated, a manufacturer of media for hard disk drives. Previously, Mr. Johnson was President and Chief Executive Officer of Boschert, Incorporated, a manufacturer of switching power supplies. Mr. Johnson also serves as a director of Uniphase Corporation.

                                   PROPOSAL 2
                            APPROVAL OF INDEPENDENT
                             ACCOUNTANTS SELECTION

    The Board has selected PricewaterhouseCoopers LLP (formally Price Waterhouse
LLP) as Exabyte's independent accountants for fiscal 1999 (ending January 1,
2000). The Board has directed that we submit this selection for ratification by the stockholders at the Annual Meeting.

    PricewaterhouseCoopers has audited Exabyte's financial statements since Exabyte was first incorporated. We expect a representative of PricewaterhouseCoopers to be present at the Annual Meeting to make a statement if he so desires and to respond to any appropriate questions.

    Stockholder approval of the selection of the accountants is not required by our By-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers to the stockholders for approval because it believes it is good corporate practice to do so. If the stockholders fail to approve this proposal, the Board will consider whether to retain PricewaterhouseCoopers, but the final decision rests entirely with the Board. Additionally, the Board may appoint a different independent auditing firm at any time during the year if it determines that doing so would be in the best interest of Exabyte and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter is required to ratify the selection of PricewaterhouseCoopers.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Exabyte's directors and executive officers, as well as persons who own more than 10% of Exabyte's common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

    To our knowledge, all such Section 16(a) filing requirements were complied with during fiscal 1998. This statement is based solely on a review of reports furnished to Exabyte and written representations that no other reports were required during fiscal 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table provides certain information regarding the ownership of Exabyte's common stock as of March 3, 1999 by:

    -  each director;

    -  each executive officer named in the Summary Compensation Table;

    -  all of Exabyte's executive officers and directors as a group; and

    - all those known to be beneficial owners of more than five percent of Exabyte's common stock.

                                                                                           BENEFICIAL OWNERSHIP(1)
                                                                                           -----------------------
                                                                                           NUMBER OF   PERCENT OF
BENEFICIAL OWNER                                                                             SHARES       TOTAL
-----------------------------------------------------------------------------------------  ----------  -----------
First Pacific Advisors, Inc.(2)..........................................................   3,156,200      13.94%
    11400 West Olympic Boulevard
    Suite 1200
    Los Angeles, CA 90064

Merrill Lynch & Co., Inc.(3).............................................................   1,579,700       6.98%
    World Financial Center, North Tower
    250 Vesey Street
    New York, NY 10281

FMR Corp.(4).............................................................................   1,385,000       6.12%
    82 Devonshire Street
    Boston, MA 02109

William L. Marriner(5)(6)................................................................     335,765       1.47%

Peter D. Behrendt(5)(7)..................................................................     536,340       2.34%

Stephen C. Johnson(5)....................................................................       2,500       *

A. Laurence Jones(5).....................................................................       2,500       *

Thomas E. Pardun(5)......................................................................      19,000       *

Mark W. Perry(5).........................................................................      27,400       *

Ralph Z. Sorenson(5).....................................................................      28,400       *

Stephen F. Smith(5)......................................................................      39,394       *

All executive officers and directors as a group (8 persons)(8)...........................     991,299       4.26%

 * Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and by Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole power to vote and dispose of the shares indicated as beneficially owned. Applicable percentages are based on 22,646,183 shares outstanding on March 3, 1999, adjusted as required by SEC rules.

(2) This information is based on a Schedule 13G, dated February 1, 1999, filed with the SEC by First Pacific Advisors, Inc. ("First Pacific") and a
    Schedule 13G, dated February 1, 1999, filed with the SEC by FPA Capital Fund, Inc. ("FPA"), an investment fund managed by First Pacific. First Pacific is shown to have shared voting power over 766,200 shares and shared dispositive power over all shares. FPA is shown to have sole voting and shared dispositive power over 1,400,000 shares, representing 6.18% of the common stock.

(3) This information is based on a Schedule 13G, dated February 4, 1999, and filed with the SEC by Merrill Lynch & Co., Inc. ("ML&Co."), on behalf of Merrill Lynch Asset Management Group ("AMG"), and Merrill Lynch Variable Series Fund, Inc./ Basic Value Focus ("Basic Value"), as a group. ML&Co., a parent holding company, is shown to have shared dispositive and voting power with respect to all shares, through AMG, an operating division of ML&Co. consisting of ML&Co.'s indirectly owned asset management subsidiaries. ML&Co. disclaims beneficial ownership of the securities reported. Basic Value, located at 800 Scudders Mill Road, Plainsboro, NJ 08536, is an investment company registered under the Investment Company Act of 1940 and is shown to have shared dispositive and voting power with respect to 1,300,000 shares, representing 5.74% of the common stock.

(4) This information is based on a Schedule 13G, dated February 12, 1999, filed with the SEC by FMR Corp. ("FMR"), Edward C. Johnson 3d and Abigail P. Johnson. FMR, Edward C. Johnson 3d and Abigail P. Johnson are each shown to have sole dispositive power with respect to all shares. Fidelity Management & Research Company is a wholly owned subsidiary of FMR and is deemed the beneficial owner with respect to all shares as a result of acting as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. None of FMR, Edward C. Johnson 3d or Abigail P. Johnson has the sole or shared power to vote or direct the voting of any of the shares shown.

(5) Includes shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of March 3, 1999, as follows: Mr. Marriner, 245,800 shares; Mr. Behrendt, 285,000 shares; Mr. Johnson, 2,500 shares; Mr. Jones, 2,500 shares; Mr. Pardun, 18,000 shares; Mr. Perry, 23,400 shares; Mr. Sorenson, 28,400 shares; and Mr. Smith, 34,480 shares.

(6) Includes 25,000 shares held by Mr. Marriner's spouse.

(7) Includes 4,420 shares held by Mr. Behrendt's spouse as custodian for the benefit of his children.

(8) Includes shares described in the notes above, as applicable.

                        COMPENSATION COMMITTEE REPORT(1)

COMPENSATION COMMITTEE POLICIES

    The Compensation Committee is composed of Messrs. Perry, Johnson, Jones, Pardun and Sorenson, none of whom have been officers or employees of Exabyte. The Committee is responsible for establishing and administering the policies that govern compensation of executive officers. Due to the increasingly competitive demand for superior executive talent, Exabyte's executive compensation program has been designed to attract, retain, motivate and appropriately reward executive officers capable of leading Exabyte to meet its business objectives and to enhance long-term stockholder value. Compensation for Exabyte's executive officers includes the following key elements:

    -  base salary;

    -  incentive bonus awards; and

    -  stock option awards (long-term compensation).

    Base salary is determined primarily as a function of competitive salary levels. The Committee annually reviews the executive officers' salaries and compares them with the salary levels of executives in similar capacities and industries. The Committee then establishes salary levels for the executive officers based in large part on the results of that review.

    In establishing an executive officers' bonus plan opportunity, the Committee takes into account each executive officer's position and level of responsibility. Incentive bonus award payouts are based upon Exabyte's performance as measured by actual achievement against the annual operating plan approved by the Board during the previous fiscal year.

    In establishing an executive officer's level of stock option grant, the Committee takes into account the executive officer's performance during the previous fiscal year, his potential to influence Exabyte's operations in the future and Exabyte's performance during the previous fiscal year. In particular, the Committee looks at criteria such as Exabyte's:

    -  financial performance;

    -  stock performance;

    -  long-term strategic decisions; and

    -  response to a rapidly changing competitive environment.

    The Committee does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates Exabyte and individual performances against that mix.

    BASE SALARY: Executive officers' base salaries for the current year are determined annually at the first Committee meeting of that year. To determine the salary level for each executive officer, the Committee evaluates the Radford Study results (described below) for each officer's position.

---------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Exabyte under the Securities Act of 1993, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    The Radford Study contains the results of independent surveys comparing the compensation paid to executive officers of companies with revenues between $200 million and $500 million. One survey also includes a separate comparison of 40 companies that are in the computer/peripherals business, including some of Exabyte's competitors. The Committee considers the companies included in the Radford Study, particularly those listed in the smaller survey, to be similar to Exabyte and, therefore, a relevant competitive framework for purposes of compensation decisions. There is little correlation between the companies included in the Radford Study and the companies included in the industry group index that was used in the Performance Graph found on page 15.

    After careful consideration of the Radford Study with respect to each executive officer's position, in January 1998 the Committee approved an average increase in annual base salary for each of the executive officers in the range of five percent. These adjusted salaries are at the lower range of those salaries reflected in the Radford Study.

    INCENTIVE BONUS AWARD: The annual incentive bonus plan for the executive officers is determined at the first Committee meeting of each year, and any amounts due under the plan are paid to the executive officers in February of the following year. Potential bonus levels represent a percentage of each executive officer's base salary. The amount of bonus paid depends on the level of attainment of pre-tax income targets established by the annual operating plan, which is adopted by the Board at the first meeting of each year.

    Under the 1998 bonus plan, executive officers were eligible to receive up to 100% of their potential bonuses to the extent that Exabyte attained pre-tax income levels targeted in the 1998 annual operating plan. Because Exabyte did not achieve at least 50% of these pre-tax income levels, no bonuses were paid to executive officers under the 1998 bonus plan.

    STOCK OPTION AWARDS: The third component of executive compensation is the award of stock options. The Committee has used the grant of options under the Incentive Stock Plan to underscore the common interests of stockholders and management. Options granted to executive officers are intended to provide a continuing financial incentive to maximize long-term value to stockholders and to motivate executive officers to focus on long-term strategic objectives.

    In determining the size of an option to be granted to an executive officer, the Committee takes into account the executive officer's position and level of responsibility, the executive officer's existing stock options and unvested option holdings, the potential reward to the executive officer if the stock price appreciates in the public market, as well as the results of the Radford Study. The Committee believes that long-term incentive compensation should constitute a significant component of compensation for executive officers.

    In addition to the factors identified above, in January 1998, the Committee also assessed each executive officer's individual performance during 1997 and his potential to influence the operations of Exabyte in the future. As a result of these factors, the Committee granted to the executive officers options to purchase common stock at levels ranging from 25,000 to 50,000 shares. The exercise price for each grant is equal to the closing price of the stock on the date of grant. Exabyte's option grants vest over 50 months and are only of value to the extent vested, and only if the stock price has appreciated above the exercise price.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. William L. Marriner's salary, bonus and stock option awards for 1998 were determined in accordance with the policies set forth above. Following a review of the information contained in the Radford Study, the Committee approved, in January 1998, a five percent increase in Mr. Marriner's annual base salary to $315,000. Additionally, the Committee awarded Mr. Marriner an option to acquire 50,000 shares, based on a review of Mr. Marriner's current position and responsibilities, his existing stock options, and his potential to influence the operations of Exabyte in the future. For the reasons discussed above, Mr. Marriner was not awarded a bonus under the 1998 bonus plan.

DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally imposes on Exabyte an annual corporate deduction limitation of $1 million on the compensation of certain executive officers. Compensation in excess of $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Exabyte has not adopted a policy with respect to the treatment of all forms of compensation under Section 162(m) of the Code. However, the Committee has determined that stock options and rights granted under the Incentive Stock Plan with an exercise price at least equal to the fair market value of Exabyte's common stock on the date of grant should, where practicable, be treated as "performance-based compensation." To that end, the Incentive Stock Plan provides that no employee may be granted stock options under the Incentive Stock Plan during a calendar year to purchase in excess of 500,000 shares of common stock.

COMPENSATION COMMITTEE:        MARK W. PERRY, CHAIRMAN
                               RALPH Z. SORENSON              *THOMAS G. WASHING
                               THOMAS E. PARDUN               *BRUCE M. HOLLAND
                               **STEPHEN C. JOHNSON           **A. LAURENCE JONES

------------

 *  Resigned from the Board and the Committee May 4, 1998

**  Elected to the Board and the Committee May 4, 1998

COMPENSATION OF DIRECTORS

    Each director who is not an Exabyte employee receives $15,000 as an annual retainer for his services as a director. In addition, non-employee directors receive $1,500 for each Board meeting they attend in person and $250 for each committee meeting they attend in person and each telephone Board meeting in which they participate. Non-employee directors received an aggregate of $135,500 for their services rendered to Exabyte during fiscal 1998. Non-employee directors are also reimbursed for out-of-pocket travel expenses in connection with their attendance at Board meetings.

    Non-employee directors also receive options under the Incentive Stock Plan. On January 27th of each fiscal year, each non-employee director who has been a non-employee director for at least three months is automatically granted an option to purchase 5,000 shares of common stock. Each newly elected non-employee director, upon his initial election to the Board, receives an option to purchase 10,000 shares. The exercise price of these options equals the fair market value of the stock on the date of grant. The options vest at the rate of 2% per month beginning one month following the date of grant. During fiscal 1998, options covering an aggregate of 50,000 shares were granted to non-employee directors as a group with a weighted average exercise price per share of $9.20.

SUMMARY OF COMPENSATION

    The following table provides, for fiscal 1998 (ended January 2, 1999), fiscal 1997 (ended January 3, 1998) and fiscal 1996 (ended December 28, 1996), certain summary information concerning compensation paid to or earned by Exabyte's Chief Executive Officer and each of the other executive officers at the end of fiscal 1998 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                                                          -------------
                                                             ANNUAL COMPENSATION           SECURITIES
                                                     -----------------------------------   UNDERLYING       ALL OTHER
                                                                SALARY ($)    BONUS ($)      OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION                            YEAR       (1)(2)         (3)         (#)(4)          ($)(5)
---------------------------------------------------  ---------  -----------  -----------  -------------  ---------------
William L. Marriner(6).............................       1998     325,384            0        50,000           5,376
  Chairman of the Board, Chief                            1997     266,442            0       130,000           4,820
  Executive Officer & President                           1996     225,696       32,201        30,000           4,570

Mark W. Canright(7)................................       1998     236,766       90,695(8)      25,000          5,914
  Senior Vice President of                                1997     197,359       87,719(8)      20,000          5,914
  Sales and Customer Support                              1996     189,195      167,264(8)      20,000          5,664

Stephen F. Smith(9)................................       1998     198,923            0        40,000           5,081
  Vice President, Chief Financial                         1997     147,182            0         5,000           5,081
  Officer, General Counsel & Secretary

------------

(1) Includes amounts earned but deferred at the election of the Named Executive Officers under the 401(k) plan.

(2) As permitted by SEC rules, we have not shown amounts for certain perquisites where the amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

(3) Bonus amounts shown are paid to Named Executive Officers in February of the following year.

(4) We have not granted any SARs or restricted stock awards.

(5) Includes matching payments by Exabyte under the 40l(k) plan for 1998 as follows: Mr. Marriner, $4,000; Mr. Canright, $4,000; and Mr. Smith, $3,679. Also includes the dollar value of executive life insurance premiums paid by Exabyte in 1998 for the benefit of the Named Executive Officers as follows:
    Mr. Marriner, $1,376; Mr. Canright, $1,914; and Mr. Smith, $1,402.

(6) Mr. Marriner was elected President and Chief Executive Officer in January 1997. During 1996, Mr. Marriner served as Executive Vice President and Chief Financial Officer.

(7) Mr. Canright resigned on January 4, 1999.

(8) Includes $90,695 in commissions paid to Mr. Canright for 1998; $87,719 in commissions paid to Mr. Canright for 1997 and $140,276 in commissions paid to Mr. Canright for 1996.

(9) Mr. Smith has served as Vice President and Chief Financial Officer since December 1, 1997. Prior to that date, Mr. Smith did not serve as an executive officer of Exabyte.

OFFICER SEVERANCE PROGRAM

    Exabyte has a severance program under which officers and other specified employees are eligible to receive severance payments in the event their employment at Exabyte is terminated within one year after certain changes in control of Exabyte. The amounts payable under the severance program vary depending upon the position of the terminated officer or employee. The severance program limits the amount payable to up to 12 months of compensation and further provides for the accelerated vesting of outstanding stock options held by the terminated officer or employee.

INCENTIVE STOCK PLAN

    The Board adopted the Incentive Stock Plan in January 1987. As a result of a series of amendments, as of March 3, 1999 there were 9,500,000 shares of common stock authorized for issuance under the Incentive Stock Plan. The Incentive Stock Plan provides for the grant of both incentive stock options (which generally have a favorable tax treatment) and non-statutory stock options to employees, directors and consultants. These grants are made at the discretion of the Board. The Incentive Stock Plan also provides for the non-discretionary grant of non-statutory stock options to our non-employee directors.

    As of March 3, 1999, options to purchase 3,114,515 shares were outstanding under the Incentive Stock Plan and 2,652,963 shares were available for future grant.

STOCK OPTION GRANTS

    The following table contains information for fiscal 1998 concerning the grant of stock options under the Incentive Stock Plan to the Named Executive
Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                            INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                                          ------------------------------------------------------    ANNUAL RATES OF
                                           NUMBER OF    % OF TOTAL                                       STOCK
                                          SECURITIES      OPTIONS                                  PRICE APPRECIATION
                                          UNDERLYING    GRANTED TO                                        FOR
                                            OPTIONS      EMPLOYEES      EXERCISE                     OPTION TERM(3)
                                            GRANTED      IN FISCAL        PRICE      EXPIRATION   --------------------
NAME                                        (#)(1)        YEAR(2)        ($/SH)         DATE       5% ($)     10% ($)
----------------------------------------  -----------  -------------  -------------  -----------  ---------  ---------
William L. Marriner.....................      50,000          3.92          6.875       1/26/08     216,182    547,848
Mark W. Canright(4).....................      25,000          1.96          6.875       1/26/08     108,091    273,924
Stephen F. Smith........................      40,000          3.13          6.875       1/26/08     172,946    438,279

------------

(1) Exabyte does not have a plan that provides for the issuance of SARs. Options under the Incentive Stock Plan generally vest at the rate of 2% of the total grant per month, beginning one month from the date of grant, for a period of 50 months. Options may be either non-statutory or incentive stock options. The exercise price of options granted under the Incentive Stock Plan must be at least equal to the fair market value of the common stock on the date of grant. Options granted to executive officers and certain members of management are subject to an agreement with Exabyte which provides that, upon a change of control, options will fully vest unless the Board directs otherwise. The Board may not reprice options granted under the Incentive Stock Plan.

(2) Based on options granted to employees during fiscal 1998 to purchase 1,276,150 shares.

(3) The potential realizable value is based on the term of the option at the date of grant (10 years in each case). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with SEC rules, and do not reflect our estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of Exabyte's common stock. The amounts reflected in this table may never be achieved.

(4) As a result of Mr. Canright's resignation from Exabyte in January 1999, his option will expire on April 4, 1999.

OPTION EXERCISES AND HOLDINGS

    The following table provides information concerning the exercise of options during fiscal 1998 and unexercised options held as of the end of fiscal 1998 for the Named Executive Officers:

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                       NUMBER OF SECURITIES
                                                                      UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED
                                                                         OPTIONS AT FY-END      IN-THE-MONEY OPTIONS
                                                                              (#)(2)              AT FY-END ($)(3)
                                SHARES ACQUIRED ON   VALUE REALIZED   -----------------------  -----------------------
NAME                                EXERCISE(#)          ($)(1)       EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
------------------------------  -------------------  ---------------  -----------------------  -----------------------
William L. Marriner...........               0                  0         223,600/126,600                0/0
Mark W. Canright..............             300          $   1,500         116,100/37,900                 0/0
Stephen F. Smith..............               0                  0          28,240/36,060                 0/0

------------

(1) Value realized is based on the fair market value of Exabyte's common stock on the date of exercise (based on the closing sales price reported on the Nasdaq National Market) less the exercise price. The optionee may not have actually sold the shares to realize any gain.

(2) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of Exabyte's common stock on January 2, 1999.

(3) Fair market value of Exabyte's common stock on January 2, 1999 ($5.50, based on the closing sales price reported on Nasdaq) less the exercise price of the option.

                              PERFORMANCE GRAPH(1)
              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT
                           AMONG EXABYTE CORPORATION,
                         NASDAQ COMPOSITE INDEX AND THE
                   NASDAQ COMPUTER MANUFACTURER STOCKS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           EXABYTE CORP   PEER GROUP INDEX    NASDAQ MARKET INDEX
1993             $100.00            $100.00                 $100.00
1994             $121.28            $109.85                 $104.99
1995              $82.98            $172.95                 $136.18
1996              $76.60            $231.88                 $169.23
1998              $39.72            $280.50                 $207.00
1999              $31.21            $610.15                 $291.96

                    ASSUMES $100 INVESTED ON JANUARY 1, 1994
                         ASSUMES DIVIDEND REINVESTMENT
                       FISCAL YEAR ENDED JANUARY 2, 1999

---------

(1) The material in this chart is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Exabyte under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                 OTHER MATTERS

    The Board knows of no other proposals that will be presented for consideration at the Annual Meeting. If any other proposals are properly brought before the Annual Meeting, the proxy holders intend to vote on such proposals in accordance with their best judgment.

                                                  By Order of the Board of
                                                  Directors

                                                 [SIGNATURE OF STEPHEN F. SMITH]

                                                  Stephen F. Smith
                                                  CORPORATE SECRETARY

A COPY OF EXABYTE'S ANNUAL REPORT TO THE SEC ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 2, 1999 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO:
VIRGINIA YOUTSEY, INVESTOR RELATIONS, EXABYTE CORPORATION, 1685 38TH STREET, BOULDER, COLORADO 80301.

                                     PROXY

                              EXABYTE CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 10, 1999

    The undersigned hereby appoints William L. Marriner and Stephen F. Smith, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Exabyte Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices, 1685 38th Street, Boulder, Colorado 80301 on Monday, May 10, 1999 at 9 a.m., and at any and all continuations, postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    ON THE REVERSE SIDE OF THIS CARD ARE INSTRUCTIONS ON HOW TO GRANT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET, AS PERMITTED BY DELAWARE LAW. THE NAMED PROXIES ARE AUTHORIZED TO VOTE YOUR SHARES AS IF YOU MAILED IN YOUR COMPLETED PROXY CARD.


SEE REVERSE                  CONTINUED ON REVERSE SIDE              SEE REVERSE
   SIDE                                                                SIDE

EXABYTE CORPORATION

    c/o EquiServe
    P.O. Box 8040
    Boston, MA 02266-8040

VOTE BY TELEPHONE                      VOTE BY INTERNET

It's fast, convenient, and immediate!  It's fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone   immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:          Follow these four easy steps:

1. Read the accompanying Proxy         1. Read the accompanying Proxy
   Statement and Proxy Card.              Statement and Proxy Card.

2. Call the toll-free number           2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).       http://www.eproxyvote.com/exbt.
   For shareholders residing outside
   the United States call collect on   3. Enter your 14-digit Control Number
   a touch-tone phone 1-201-536-8073.     located on your Proxy Card above your
                                          name.
3. Enter your 14-digit Control Number
   located on your Proxy Card above    4. Follow the instructions provided.
   your name.

4. Follow the Recorded Instructions.

YOUR VOTE IS IMPORTANT!                YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!           Go to http://www.eproxyvote.com/exbt
                                       anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                                  DETACH HERE
-------------------------------------------------------------------------------

    Please mark
/X/ votes as in
    this example.

   MANAGEMENT RECOMMENDS A VOTE FOR EACH NAMED NOMINEE AND FOR PROPOSAL 2.

Unless a contrary direction is indicated, this proxy will be voted FOR the nominees listed in proposal 1 and FOR proposal 2 as more specifically described in the accompanying Proxy Statement. If specific instructions are indicated, this proxy will be voted in accordance with those instructions.

1. To select two directors to hold office until the 2002 Annual Meeting of Stockholders.
   Nominees: (01) Ralph Z. Sorenson and (02) Thomas E. Pardun
         FOR                       WITHHELD
         ALL       / /         / / FROM ALL
       NOMINEES                    NOMINEES

       / /
          ---------------------------------------
          For both nominees except as noted above

2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending January 1, 2000.

                FOR          AGAINST        ABSTAIN
                / /            / /            / /

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   / /

Please sign exactly as your name appears on this card. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:                 Date:         Signature:                 Date:
          ---------------       -------            ---------------       -------